Exhibit 99.1

FOR IMMEDIATE RELEASE	December 7, 2005

MAIR Holdings, Inc. to Present at Calyon Securities US Airlines Conference

MINNEAPOLIS – (Dec. 7) – MAIR Holdings, Inc. (Nasdaq:MAIR) today announced that President and CEO Paul Foley will deliver an overview presentation of the company at the Calyon Securities US Airlines Conference on Thursday, December 8, 2005.

Mr. Foley’s presentation is part of a panel discussion scheduled to begin at 11:45 a.m. Eastern Time and will be available live via teleconference.  Participants wishing to hear the presentation live should dial 1-866-332-8507 (816-650-2807 for international participants) and ask to be connected to the Calyon Airlines Conference.

An audio replay of the presentation will be available for approximately one week.  Participants wishing to hear a replay of the presentation should dial 1-800-252-6030 (402-220-2491 for international participants); the call service attendant will direct callers to the specific presentation desired.   This information is also available on the Company’s web site at www.mairholdings.com.

About The Company

MAIR Holdings’ primary business units are its regional airline subsidiary Mesaba Aviation, Inc., d/b/a Mesaba Airlines, and its regional airline subsidiary Big Sky Transportation Co., d/b/a Big Sky Airlines. MAIR Holdings, Inc. is traded under the symbol MAIR on the NASDAQ National Market. More information about MAIR Holdings is available on the Internet at www.mairholdings.com.